142 West 57th St.
          New York, NY
          10019

          212 541.3519
          fax
          212 541.3316

                                                        AnnTaylor
                                                        J. PATRICK SPAINHOUR
                                                        Chairman &
                                                        Chief Executive Officer

                           PERSONAL & CONFIDENTIAL


July 15, 1997

Mr. Barry I. Shapiro
17 Fleetwood Road
Commack, NY  11725

Dear Barry:

This will confirm the agreement between you and AnnTaylor, Inc. (hereafter referred to as the "Company") regarding your separation from the Company.

1. We agree that your date of separation from employment with the Company will be July 15, 1997 (the "Separation Date") and, effective as of the Separation Date, you hereby resign from your positions as an officer and/or director of the Company and any of the Company's subsidiaries.

2. In consideration of your consent to the release set forth in paragraph 4 and the representations and agreements set forth in this letter agreement, including those set forth in paragraph 5 hereof, the Company agrees to pay you the severance compensation described in pargraph 3 below, subject to the terms and conditions set forth in this letter.

3. Subject to this letter agreement becoming effective and to your compliance with the terms hereof, your severance compensation shall consist of the following:

        (a) Cash compensation of up to $175,000.00, less all applicable federal, state and local withholding taxes ("Taxes"), payable in up to fourteen equal semi-monthly installments of $12,500.00 (less Taxes), commencing on the Effective Date of this letter agreement (as defined in paragraph 11 below), and continuing through the earlier of (i) the seven-month anniversary of such date and (ii) such time as you procure other full time employment. The foregoing notwithstanding, the

=============================================================================
Mr. Barry I. Shapiro
July 15, 1997
Page 2


                installment payments referenced above shall be reduced by the amount of any compensation you receive from other sources for part-time employment, consulting engagements, or otherwise prior to procuring full-time employment. You agree that you will provide the Company prompt written notice of the amounts of any such other compensation and, if you procure other full time employment prior to the fourteenth payment referenced above, you will provide the Company prompt written notice of such other employment.

        (b) The Company shall permit you to continue your participation in its medical and dental insurance programs at the associate rate of contribution, from the Separation Date throughout the period during which you are receiving severance compensation pursuant to paragraph 3(a) above. At the end of that period, you shall be entitled to participate in such programs in accordance with the applicable COBRA regulations.

4. In consideration of the compensation described in paragraph 3 above, you voluntarily, knowingly and willingly release and forever discharge the Company, its parents, subsidiaries and affiliates, together with its and their respective officers, directors, partners, shareholders, employees, successors and assigns (collectively, the "Related Persons"), from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever which against any of them you or your heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever arising to the time you sign this agreement. This release includes,but is not limited to, any rights or claims relating in any way to your employment relationship with the Company, or the termination thereof, or under any Statute, including the federal Age Discrimination in Employment Act, Title VII of the Civil Rights Act, The Americans With Disabilities Act, the New York Human Rights Law, and any other federal, state or local law.

5. You represent that you have not filed against the Company or the Company's parents, subsidiaries, affiliates or any Related Persons, any complaints, charges or law suits arising out of your employment by the Company, or any other matter arising on or prior to the date hereof. You covenant and agree that you will not seek recovery

==============================================================================
Mr. Barry I. Shapiro
July 15, 1997
Page 3


        against the Company or any of its parents, subsidiaries, affiliates or any Related Person arising out of any of the matters set forth in this paragraph or in paragraph 4.

6. Nothing set forth in this agreement shall prevent you from enforcing the terms of this agreement, nor do you waive or lose any rights that you have to compensation for vested accrued unused 1997 vacation, or any rights that you have as a former employee under the Company's stock option plans, stock purchase plan, or retirement or insurance plans, as applicable.

7. You represent that you have returned or will immediately return to the Company all confidential information of the Company ("Company Information" ), and you will not retain any copies, reproductions or excerpts thereof, including without limitation business plans and projections, strategic planning documentation, reports, files, memoranda, records, mailing lists, customer lists, credit cards, door and file keys, training manuals, and other physical or personal property which you received or prepared or helped prepare in connection with your employment by the Company, and other technical, business or financial information or trade secrets the use or disclosure of which might reasonably be construed to be contrary to the interests of the Company or any Related Person.

8. In the course of your employment with the Company you acquired confidential Company Information. You understand and agree that such Company Information was disclosed to you in confidence and for the benefit and use of only the Company. You acknowledge that you have no ownership right or interest in any Company Information used or developed during the course of your employment. You understand and agree that (a) you will keep such Company Information confidential at all times after your employment with the Company and
        (b) you will not make use of Company Information on your own behalf or on behalf of any third party.

9. You agree that, from the date hereof through July 15, 1998, you will not solicit, entice, persuade, induce or influence any individual who is an employee of the Company to terminate his or her employment with the Company or to become employed by any other individual or entity, and you shall not approach any such employee for any such purpose. Any breach of the terms of this paragraph shall result in your automatic forfeiture of the severance compensation set forth in paragraph 3 above.

==============================================================================
Mr. Barry I. Shapiro
July 15, 1997
Page 4

10. The Company advises you to consult with an attorney of your choosing prior to signing this agreement. You confirm that you have the right and have been given the opportunity to review this agreement and, specifically, the release set forth in paragraph 4 and the representations and agreements set forth in paragraph 5, with an attorney of your choice. You also understand and agree that the Company is under no obligation to offer you the severance compensation set forth in paragraph 3 and that you are under no obligation to consent to the release set forth in paragraph 4 and the representations and agreements set forth in paragraph 5, and that you have entered into this agreement freely and voluntarily.

11. You may have forty-five days to consider the terms of this agreement. Furthermore, once you have signed this agreement, you will have seven additional days from the date you sign it to revoke your consent. To revoke this agreement you must clearly communicate your decision to do so to the Senior Vice President - Human Resources of the Company (212-541-3361) within the seven day period. This agreement will not become effective until seven days after the date you have signed it, as indicated on the last page hereof. Such seventh day is considered to be the "Effective Date" of this agreement.

12. You agree to keep the terms of your severance compensation and this agreement confidential, other than as necessary to consult with your legal or tax advisors.

13. The terms in this letter constitute the entire agreement between us and may not be altered or modified other than in a writing signed by you and the Company. You represent that in executing this letter agreement you do not rely and have not relied upon any representation or statement not set forth herein made by the Company or any of its agents, representatives, attorneys or Related Persons with respect to the subject matter, basis or effect of this letter agreement, or otherwise.

==============================================================================
Mr. Barry I. Shapiro
July 15, 1997
Page 5



14. This agreement will be governed by the laws of the State of New York, without reference to its choice of law rules.


If this letter correctly sets forth our understanding, please so signify by signing and dating the enclosed copy of this letter and returning it to the Senior Vice President - Human Resources, AnnTaylor, Inc., 142 West 57th Street, New York, New York 10019.

Very truly yours,

AnnTaylor, Inc.

By:  /s/ J. Patrick Spainhour
    -----------------------------
         Chairman & CEO


AGREED TO AND ACCEPTED:

/s/Barry I. Shapiro
---------------------
   Barry I. Shapiro
Dated:  August 14, 1997